Exhibit 10.4

                           North Shore Capital Advisors Corp.
                                 20 Marlin Lane
                         Port Washington, New York 11050




July 1, 2004

Mr. Steven Cohen
20 Marlin Lane
Port Washington, NY  11050

Dear Steve:

     As we discussed, we are herein detailing a compensation agreement between you and North Shore Capital Advisors Corp. (the "Company") relating to potential merger or reverse merger partners ("Merger Partners") you may first introduce to the Company. In the event that you first introduce a Merger Partner to the Company that results in a merger or reverse merger with such Merger Partner (a "Transaction"), the Company shall issue to you a five-year warrant (the "Warrant") to purchase 200,000 shares of the Company's common stock at $1.00 per share.

     The Warrant shall be issued to you at the closing of the Transaction. The Company shall not have any obligation to consummate any Transaction with any Merger Partner introduced by you. Please acknowledge your acceptance of this agreement by signing both copies of this letter and where indicated below and returning one copy to the undersigned.

Sincerely,

NORTH SHORE CAPITAL ADVISORS CORP.


   By: /s/ Jonathan Turkel
        _______________________________
         Jonathan Turkel
         Assistant Secretary


ACCEPTED AND AGREED:


        /s/ Steven Cohen
        __________________________
        STEVEN COHEN